Exhibit 99.1

Western Digital Announces Review of Strategic Alternatives

San Jose, Calif., – June 7, 2022 – Western Digital Corporation, (“Western Digital”) (Nasdaq: WDC) today announced that it is reviewing potential strategic alternatives aimed at further optimizing long-term value for its shareholders. The Executive Committee of the Western Digital Board, chaired by Western Digital CEO, David Goeckeler, will oversee the assessment process and fully evaluate a comprehensive range of alternatives, including options for separating its market-leading Flash and HDD franchises. Following constructive dialogue with many of Western Digital’s shareholders, including one of the company’s largest investors, Elliott Investment Management L.P. (together with its affiliates, “Elliott”), this review builds on Western Digital’s ongoing efforts to drive innovation-led growth and create shareholder value.

“The Board is aligned in the belief that maximizing value creation warrants a comprehensive assessment of strategic alternatives focused on structural options for the company’s Flash and HDD businesses,” said Goeckeler. “Through this process, we are actively engaging in a broad range of strategic and financial alternatives that will help further optimize the value of Western Digital, including Elliott’s offer to invest incremental equity capital in our Flash Business. We look forward to continuing our constructive dialogue with Elliott as this process unfolds.”

Elliott Managing Partner Jesse Cohn and Senior Portfolio Manager Jason Genrich said, “Western Digital is strongly positioned in an industry that represents a compelling growth opportunity, and we have confidence in David and his management team’s execution, strategic vision and focus on shareholder value. We’re encouraged by the positive direction of our discussions so far, and by Western Digital’s openness to considering a full separation of its Flash business. We are pleased that Western Digital’s Board is conducting this review, and Elliott is prepared to provide strategic resources and additional capital to help the company realize the full value of both of its businesses.”

In conjunction with the strategic review process, Western Digital and Elliott have signed a customary non-disclosure agreement and a letter agreement, such letter agreement will be filed on a Form 8-K with the Securities and Exchange Commission.

Qatalyst Partners and Lazard are serving as Western Digital’s financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is serving as Western Digital’s legal counsel.

About Western Digital

Western Digital is on a mission to unlock the potential of data by harnessing the possibility to use it. With Flash and HDD franchises, underpinned by advancements in memory technologies, we create breakthrough innovations and powerful data storage solutions that enable the world to actualize its aspirations. Core to our values, we recognize the urgency to combat climate change and have committed to ambitious carbon reduction goals approved by the Science Based Targets initiative. Learn more about Western Digital and the Western Digital®, SanDisk® and WD® brands at www.westerndigital.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding the Company’s review of strategic alternatives. The Company’s review of strategic alternatives may not result in a separation of the Company’s flash business, a recommendation that a transaction occur or result in a completed transaction, and any transaction that occurs may not increase shareholder value. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including: future responses to and effects of the COVID-19 pandemic; volatility in global economic conditions including in the debt and equity markets; regulatory restrictions; contractual restrictions; impact of business and market conditions; impact of competitive products and pricing; impact of tax treatment; risks associated with restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships; our substantial level of debt and other financial obligations; changes to our relationships with key customers; actions by competitors; and other risks and uncertainties listed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Form 10-K filed with the SEC on August 27, 2021, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

Western Digital Contacts:

Robin Schultz

Western Digital Public Relations

1-408-573-5043

robin.schultz@wdc.com

T. Peter Andrew

Western Digital Investor Relations

1-949-672-9655

peter.andrew@wdc.com

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